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Proxy Statement Pursuant to Section 14(a) of the

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APPALACHIAN BANCSHARES, INC.

(Name of Registrant as Specified in Its Charter)

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822 Industrial Boulevard

Ellijay, Georgia 30540

April 20, 2007

Dear Shareholder:

It is my pleasure to invite you, on behalf of the Board of Directors and Management of Appalachian Bancshares, Inc., the holding company for Appalachian Community Bank, to our 2006 Annual Meeting of Shareholders, to be held on Tuesday, May 22, 2006, at 10:00 a.m., at the Gilmer County Bank Conference Center, 824 Industrial Boulevard, Ellijay, Georgia, 30540. At the meeting, we will report on our performance in 2006 and answer your questions. We are excited about our accomplishments in 2006 and look forward to discussing both our accomplishments and our future plans with you.

Enclosed with this letter is the formal notice of the 2007 Annual Meeting of Shareholders, a proxy statement and a proxy card. The notice and proxy statement contain information about actions to be taken at the meeting. Our 2006 Annual Report is also enclosed for your information. We encourage you to review these materials, so that you will be fully informed about the matters that will be considered at the meeting.

Whether or not you are able to attend the meeting, please mark, sign and promptly return the proxy card. If you do attend the meeting, and would like to vote in person, you may do so, even if you have already returned your proxy card.

Thank you for your continued support. We look forward to seeing you at our meeting or receiving your proxy vote.

Sincerely,

/s/ Tracy R. Newton
Tracy R. Newton
Chief Executive Officer

822 Industrial Boulevard

Ellijay, Georgia 30540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, May 22, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders of Appalachian Bancshares, Inc., the holding company for Appalachian Community Bank, will be held on Tuesday, May 22, 2007, at 10:00 a.m. (local time), at the Gilmer County Bank Conference Center, 824 Industrial Boulevard, Ellijay, Georgia, for the following purposes:

1.	To elect Class I directors for a three-year term;

2.	To approve the Appalachian Bancshares, Inc. 2007 Equity Incentive Plan; and

3.	To transact any other business that may properly come before the meeting and any adjournment of the meeting.

Shareholders owning our common stock at the close of business on April 9, 2007, are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at our offices prior to the meeting. If your shares are held in “street name” (through a broker, bank or other nominee), you may receive a separate voting instruction with this proxy statement, or you may need to contact the institution that holds your shares, in order to vote at our annual meeting.

By Order of the Board of Directors

/s/ Tracy R. Newton
Tracy R. Newton
Chief Executive Officer

Ellijay, Georgia

April 20, 2007

PLEASE PROMPTLY COMPLETE AND RETURN THE ENCLOSED PROXY, SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND. IF YOU WISH, YOU MAY REVOKE YOUR PROXY AT ANYTIME PRIOR TO THE TIME IT IS VOTED.

APPALACHIAN BANCSHARES, INC.

822 INDUSTRIAL BOULEVARD

ELLIJAY, GEORGIA 30540

(706) 276-8000

PROXY STATEMENT

For the Annual Meeting of Shareholders

To Be Held on May 29, 2007

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 20, 2007.

VOTING INFORMATION

The Board set April 9, 2007, as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to vote and to attend the meeting, with each share entitled to one vote. If you are a registered shareholder who wishes to vote at our annual meeting, you may do so by delivering your proxy card in person at the meeting. “Street name” shareholders who wish to vote at our annual meeting will need to obtain voting instructions from the institution that holds their shares. There were 5,208,611 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock, represented, in person or by proxy, at the meeting, will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee, rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting, unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

When you sign the proxy card, you appoint Tracy R. Newton and Joseph T. Moss, Jr., as your representatives at the meeting. Mr. Newton and Mr. Moss will vote your proxy as you have instructed them on the proxy card. If you submit a proxy, but do not specify how you would like it to be voted, Mr. Newton and Mr. Moss will vote your proxy for the election of all nominees listed below under “Election of Directors” and for approving the company’s 2007 Equity Incentive Plan. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Newton and Mr. Moss will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting. Brokers or nominees who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners to vote shares as to a particular proposal with respect to which the broker or nominee do not have discretionary power to vote are referred to as “broker non-votes”. A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. In addition, if a shareholder abstains from voting on a particular proposal, the abstention does not count as a vote in favor of or against the proposal.

We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers, directors and regular employees may, at no additional compensation, assist in soliciting proxies in person, by telephone, by facsimile, or via other electronic means. Our officers and employees may assist in soliciting proxies, but will not receive additional compensation for doing so.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with staggered terms. Therefore, the terms of approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2008 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2009 Annual Shareholders Meeting. Our directors and their classes are:

Class I	Class II	Class III

Alan S. Dover	Joseph C. Hensley	Tracy R. Newton

Charles A. Edmondson	Frank E. Jones	Kenneth D. Warren

Roger E. Futch	J. Ronald Knight	.

Shareholders will elect three nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2010 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected. Any shares not voted, whether by withheld authority, abstention, or otherwise, will have no effect on the outcome of the election of directors. There are no cumulative voting rights with respect to the election of directors.

The board of directors recommends that you elect Alan S. Dover, Charles A. Edmondson and Roger E. Futch as Class I directors.

If you submit a proxy, but do not specify how you would like it to be voted, Mr. Newton and Mr. Moss will vote your proxy to elect Mr. Dover, Mr. Edmondson and Mr. Futch. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Newton and Mr. Moss will vote, instead, for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

NOMINEES

(Class I Directors)

Set forth below is certain information about the nominees. Each of the nominees has served as a director of the company since 1996 and is also an organizer and director, since 1994, of our subsidiary, Appalachian Community Bank.

The Board of Directors unanimously recommends a vote “FOR” these nominees:

Alan S. Dover, age 50, has been the chief executive officer and principal owner of A.S. Dover Construction, Inc., a paving and excavating business, since 1980. Mr. Dover is also the principal owner of A.S. Dover Properties, Inc., a commercial real estate development firm, and A.S. Dover Development, Inc., a residential real estate development firm. Mr. Dover is a Class I director.

Charles A. Edmondson, age 59, is our vice-chairman. Mr. Edmondson has been employed by State Farm Insurance since 1978. He currently is an agent in Blue Ridge and was previously an agent in Ellijay, where he also served as agency manager from 1983 to 1995. Mr. Edmondson is a Class I director.

Roger E. Futch, age 61, has been employed by the Ellijay Telephone Company since 1968. He currently serves as chief operations officer and executive vice president of Ellijay Telephone Company and Community Cable Television Company, Inc. He is also president and chief operations officer of ETC Communications, LLC. Prior to joining Ellijay Telephone Company, Mr. Futch worked at AT&T for three years and served in the United States Navy. During his tenure at Ellijay Telephone, Mr. Futch has served on various committees for the Georgia Telephone Association, currently serving as Second Vice President. He is Past Chairman, President and Treasurer of the Management Committee of the Georgia PCS Management, LLC. Mr. Futch is also on the finance committee of USCarrier Telecom, LLC. He is a past director of the Ellijay Chamber of Commerce and an active member of Ebenezer Baptist Church. He also owns R & A Apple Orchard. Mr. Futch is a Class I director.

Class II and Class III Directors

Set forth below is also information about each of our other directors. Each director has served since 1996 and is also an organizer and director of Appalachian Community Bank.

Joseph C. Hensley, age 49, is the secretary of the company. He has been vice president of and a principal in A.S. Dover Construction, Inc., A.S. Dover Development, Inc., and A.S. Dover Properties, Inc. since 2002. Mr. Hensley is a certified public accountant. Mr. Hensley is a Class II director.

Frank E. Jones, age 54, is the minister of the Ellijay Church of Christ, where he has served for 27 years. Mr. Jones also serves as Chairman on the Workforce Investment Act (“WIA”) Board for the Coosa Valley Regional Development Center and is also Chairman of the Georgia Workforce Leadership Association. He serves on the board of directors for the State of Georgia Family Connection Collaborative. Mr. Jones is a Class II director.

J. Ronald Knight, age 64, is the chairman of the board for both the company and bank. Mr. Knight has been the president and part owner of Twin City Motors, Inc., an automobile dealership in Ellijay, since 1989. Mr. Knight is a Class II director.

Tracy R. Newton, age 51, is the chief executive officer of our company and the bank. Mr. Newton has held these positions since the bank and holding company were formed in 1994 and 1996, respectively. Prior to formation of the bank, he served as executive vice president of the Bank of Ellijay where he was responsible for the development and implementation of bank policy and lending. Mr. Newton has lived in Ellijay his entire life and has over 28 years of banking experience in the Ellijay market.

Kenneth D. Warren, age 56, has been the president and owner of Warren’s Auto Sales, Inc., an automobile dealership in Ellijay, since 1980.

Executive Officers

Set forth below is also information about each of our executive officers. Information regarding our chief executive officer, Tracy R. Newton, is set forth above.

Joseph T. Moss, Jr., age 52, is the president and chief operating office of, both, our company and bank. Prior to joining us in July 2005, he was a director of Ceto and Associates, a national consulting firm that provides revenue-enhancement solutions for financial institutions. Mr. Moss also has been a senior manager at KPMG Peat Marwick and chief operating officer of Caribank, a $500 million-asset community bank in Florida that was acquired by Citicorp.

J. Keith Hales, age 49, was named chief financial officer of, both, our company and bank on March 21, 2007. Mr. Hales, who has been with us since June 2005, previously served as senior vice president in charge of operations for the bank. Mr. Hales has more than 30 years experience in both large and small banking institutions. Prior to joining the bank, Mr. Hales was senior vice president of operations for The Park Avenue Bank, a $1 billion-asset bank which has 16 branches in Georgia and Florida. He also held the same position at Southern National Bank in Marietta, Georgia, which has since been acquired by United Community Bank.

Family Relationships. There are no family relationships between any director or executive officer of the company or the bank and any other director or executive officer of the company or the bank.

PROPOSAL NO. 2: APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN

Material Features of the Plan

Introduction. Our board of directors adopted the 2007 Equity Incentive Plan (the “2007 Plan”) in March 2007, subject to shareholder approval, in order to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the company’s operations, and to reward them for making contributions to the success of the company.

The 2007 Plan includes the following provisions:

•	the exercise price for options and stock appreciation rights cannot be less than the fair market value of the our common stock on the date of grant;

•

the exercise prices for options or stock appreciation rights cannot be repriced without shareholder approval, except to reflect changes to our capital structure as set forth in Section 14 of the 2007 Plan;

•	a maximum term of ten years for options and stock appreciation rights;

•	awards cannot be transferred to third parties, with the exception of certain estate planning transfers, which can be made if the committee that administers the 2007 Plan approves such transfers.

The complete text of the 2007 Plan is set forth in Appendix A. The following summary of the material features of the 2007 Plan is qualified in its entirety by reference to Appendix A.

Eligibility. Persons eligible for awards under the 2007 Plan, if approved, will include current and prospective employees, non-employee directors, consultants or other persons who provide services to the company and who hold, or will hold, positions of responsibility and whose performance, in the judgment of the compensation committee, can have a significant effect on the success of the company.

Administration. If approved, the 2007 Plan will be administered by the corporate governance and executive compensation committee (the “compensation committee”). Except to the extent prohibited by applicable law, the compensation committee may delegate to the chief executive officer and to other senior officers of the company its duties under the 2007 Plan pursuant to such conditions or limitations as the compensation Committee may establish.

Awards. Awards under the 2007 Plan may include incentive stock options (which we refer to as “ISOs”) and non-statutory stock options (which we refer to as “NSOs”), shares of restricted stock or restricted stock units, or stock appreciation rights (which we refer to as “SARs”), each as described below. The compensation committee is responsible for determining the type or types of awards to be made to each participant. The terms, conditions and limitations applicable to each award, including any vesting requirements, will be set forth in the related award agreement. In all events, upon the occurrence of a change in control (as defined in the 2007 Plan), all awards will become fully vested and immediately exercisable.

The aggregate number of shares of common stock subject to the 2007 Plan is 300,000 shares, which may be treasury shares or authorized but unissued shares of common stock, or a combination of the two, and all of which may be granted in the form of ISOs. The 2007 Plan will terminate on May 22, 2017, subject to early termination by our board of directors as described in the 2007 Plan, and no awards may be made under the 2007 Plan after such date.

Stock Options. Stock options are rights to purchase a specified number of shares of common stock for a purchase price of not less than 100% of the fair market value per share on the date of grant. The compensation committee may not reduce the purchase price for common stock pursuant to a stock option after the date of grant without the consent of our shareholders, except in accordance with certain exceptions set forth in the 2007 Plan. A stock option may be designated by the compensation committee in the award agreement as an NSO for all participants or an ISO for employee participants. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the compensation committee, must comply with Section 422 of the Internal Revenue Code which, among other limitations, provides that the aggregate fair market value (determined at the time the option is granted) of common stock for which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000; that ISOs must be priced at not less than 100% of the fair market value on the date of the grant (110% in the case of a participant who is a 10% shareholder of the company within the meaning of Section 422 of the Code); and that ISOs must be exercisable for a period of not more than ten years (five years in the case of a participant who is a 10% shareholder of the company). The other restrictions and conditions relating to an option grant will be established by the compensation committee and set forth in the award agreement.

Restricted Stock or Restricted Stock Unit Award. A restricted stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of common stock in the future, for some or no monetary consideration, as the compensation committee may specify, and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the compensation committee and set forth in the award agreement.

SARs. SARs or stock appreciation rights refers to a grant of the right to receive, upon exercise, the difference between the fair market value of a share of common stock on the date of exercise, and the grant value of each SAR. The grant value will not be less than 100% of the fair market value of the common stock on the date of grant, as set forth in the award agreement. The difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (which we refer to as the “spread”), will be paid in shares of common stock with a fair market value equal to the spread. The Compensation Committee may, however, in its sole discretion, elect to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the spread, or by the issuance of a combination of shares of common stock and cash, in the proportions determined by the compensation committee, with a fair market value equal to the spread. The other restrictions and conditions of the SARs will be established by the compensation committee and set forth in the award agreement.

Amendment or Discontinuance of the 2007 Plan. The board of directors may, at any time, amend or terminate the 2007 Plan. No amendment or termination, however, may adversely affect the rights of any participant or beneficiary under any award granted under the 2007 Plan without the written consent of the affected participant prior to the date such amendment is adopted by the board of directors, except (1) to the extent necessary for participants to avoid becoming subject to penalties and/or interest under Section 409A of the Internal Revenue Code or (2) for adjustments permitted under the 2007 Plan. In addition, the board of directors may not, without further shareholder approval, adopt any amendment to the 2007 Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the NASDAQ Stock Market LLC.

Adjustments. In the event of certain changes in the capital structure of the company, the compensation committee may make proportionate equitable adjustments to outstanding awards such that the net value of the award is not changed. Any adjustment action taken by the compensation committee will be conclusive and binding on all participants, the company and their successors, assigns and beneficiaries.

Termination of Employment or Service. In the event of termination of employment or service other than as a result of death, disability or “retirement” (as defined in the 2007 Plan), a participant will generally have 90 days after termination to exercise options which were vested on the date of termination. A participant who is a non-employee director of the company will generally have until the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the participant’s service as a director to exercise options which were vested on the date of termination. The compensation committee has discretion to provide the period for which, and the extent to which, options remain exercisable in the event of termination of employment resulting from death, disability or retirement. Restricted stock and restricted stock units are generally forfeited upon termination of employment.

Federal Income Tax Consequences

The federal income tax consequences of NSOs, ISOs, restricted stock, restricted stock units and SARs proposed to be granted under the 2007 Stock Option Plan are generally as follows:

NSOs. The grant of an NSO will have no federal income tax consequences to the company or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the company will ordinarily be entitled to a deduction for such amount. Gains recognized on the exercise of options by employees will be subject to income and employment tax withholding. The holder of shares acquired upon exercise of an NSO will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of an ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares. In such circumstances, no deduction would be allowed to the company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) the company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

Restricted Stock. The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Internal Revenue Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. In both cases, the amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. The Company will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will generally equal the amount of ordinary income recognized by the participant, subject to the applicability of Section 162(m) of the Code, which limits the deductibility of compensation in excess of $1 million paid to a named executive officer if it is not performance-based.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant or vesting of restricted stock units. However, upon vesting, the then fair market value of the units is subject to income and employment tax withholding if the participant is an employee. The participant will recognize taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. If the participant is an employee, the ordinary income recognized on distribution is subject to income and employment tax withholding. Upon the distribution of shares to a participant with respect to restricted stock units, the company will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m) of the Internal Revenue Code) in an amount equal to the taxable ordinary income recognized by the participant. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares plus any amount paid for the restricted stock units, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss. A participant’s holding period will commence on the date the shares are distributed to the participant.

SARs. A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and the company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise. Gains recognized on the exercise of SARs by employees will be subject to income and employment tax withholding. The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss. A participant’s holding period will commence on the date the shares are distributed to such participant.

The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the 2007 Plan, including employment tax and state, local or foreign income tax consequences.

Vote Required

If a quorum is present, approval of the 2007 Plan requires the affirmative vote of the majority of the votes cast on the proposal. Abstentions and broker non-votes will not be counted as votes cast for or against the proposal.

The board of directors recommends a vote FOR approval of the 2007 Equity Incentive Plan.

COMPENSATION DISCUSSION & ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we give an overview and analysis of our compensation program and policies for 2006, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Later in this proxy statement, under the heading “Compensation of Directors and Executive Officers,” you will find a series of tables containing specific information about the compensation earned or paid in 2006 to Mr. Newton, the company’s Chief Executive Officer, and Mr. Moss, the company’s President, Chief Operating Officer and, during 2006, the company’s principal financial officer (Mr. Newton and Mr. Moss, together, our “named executive officers”).

Compensation Philosophy and Objectives

The primary objective of our compensation program is to attract and retain the best personnel, in order to allow the company to achieve its goals and maintain its competitive posture. We compensate our executive officers through a mix of base salary, annual cash bonuses, equity compensation and retirement benefits designed to attract, retain and reward the superior performance of our executives. In addition, we seek to foster an environment that aligns the interests of executive management with the long-term interests of our shareholders.

Our board of directors has established a compensation committee which is responsible for overseeing the company’s overall compensation policies, plans and benefit programs, and for administering the compensation of our executive officers. The compensation committee’s objective is to compete effectively for the services of qualified officers and key employees, to give those employees appropriate incentive to pursue the maximization of long-term shareholder value, and to recognize those employees’ success in achieving both qualitative and quantitative goals for the benefit of the company.

The compensation committee believes that the company’s executive officers should be rewarded based upon their success in meeting operational goals established by the board of directors, in improving the company’s revenues and earnings, and in generating returns for our shareholders. For 2006, one of our primary operational goals included a significant expansion of the company’s market “footprint”, in, both, our existing banking markets and in new banking markets. This expansion was successfully accomplished by our executives in 2006, by adding new banking offices in our existing Georgia markets, as well as in new banking markets located in Georgia, North Carolina and Tennessee. The compensation committee strives to establish levels of compensation for our executives that take these success factors into account and which provide appropriate recognition for past achievement and incentive for their future success.

The compensation committee recognizes that the market for executives with expertise and experience in the banking industry is highly competitive. In order to attract highly qualified executives to our North Georgia market area, the compensation committee believes that the company must offer compensation at competitive levels equal to amounts paid in larger markets. The compensation committee further believes that the company’s stock incentive plans offer its executives meaningful equity participation in our common stock, further aligning the interests of our executives with the long-term interests of our shareholders.

The compensation committee makes salary determinations for the Chief Executive Officer and the President/Chief Operating Officer and, together with the recommendations of these two senior executives, makes salary recommendations for the company’s other executive officers. The compensation committee does not tie its decisions, as to executive salaries, to any particular formulas, measurements or criteria, but, instead, and among other things, takes into account a review of peer salaries, to the extent they are available or applicable, and gives consideration to the particular needs of the company for qualified executive talent, in light of the financial and strategic goals established for the company by the board of directors. The compensation committee recommendations are presented and approved by the entire board of directors.

During the Fall of 2006, the compensation committee engaged the services of Clark Consulting to review our executive compensation program and to recommend potential improvements regarding existing practices. In particular, Clark Consulting was requested to review and summarize executive compensation and incentive practices at banks of similar size and performance, with the intent to identify appropriate compensation levels for the executive officers of the company, including Messrs. Newton and Moss, with whom we, currently, are negotiating employment agreements. The compensation committee is presently reviewing the findings presented by Clark Consulting, and expects to use these findings in connection with setting the company’s compensation structure for 2007.

Compensation Components

Our compensation program consists of the following elements: (i) base salary, (ii) annual cash bonuses, (iii) long-term equity incentive awards, (iv) retirement plans and (v) perquisites and other benefits.

Base Salary

The salaries of our executive officers are designed to provide a level of compensation that is commensurate with similar financial institutions and appropriate for the overall responsibility of the executive. Salaries are reviewed annually, and adjustments, if any, are made based on our review of peer salaries to the extent they are comparable and available, as well as an evaluation of the individual executive’s responsibilities, job scope, and individual performance related to the goals established for the company by the board of directors.

Annual Cash Bonus

Bonus payments for our executive officers are determined annually based on individual and company performance for the year. All bonus payments are approved by the compensation committee. For 2006, the compensation committee considered the company’s average net revenue growth over the three years ending December 31, 2006, as well as the individual executive’s performance, in determining the amount of each executive’s cash bonus. We used average net revenue as a performance metric, because we believe that it provides a better representation of the company’s performance, in light of the significant expenses attributable to the company’s expansionary goals for 2006. We believe that the success of our executives, in meeting the company’s expansionary goals for 2006, will have a positive impact on shareholder returns.

Long-Term Incentive Compensation

From time to time, we issue additional compensation to our executive officers in the form of equity compensation, in order to further align management and shareholder interests and to reward management for increases in shareholder value. Historically, the primary form of equity compensation that we awarded, under our 1997 Employee Stock Incentive Plan and our 2003 Stock Option Plan, consisted of incentive and non-qualified stock options. In addition, our board of directors has approved a 2007 Equity Incentive Plan, which is being voted on by the shareholders at the 2007 Annual Meeting. The 2007 Equity Incentive Plan, in addition to incentive and non-qualified stock options, includes restricted stock and stock appreciation rights.

In 2006, the compensation committee granted 11,500 stock options to Mr. Newton and 10,000 options to Mr. Moss, in recognition of their contributions to the company’s performance. Mr. Moss also received an additional 15,000 options in 2006 pursuant to his employment arrangement with the company made in 2005, pursuant to which he is to receive 15,000 options in 2006 and 10,000 options in 2007.

Retirement Plans

We sponsor a 401(k) plan which allows our executives to defer a portion of their compensation, and provides a match of up to 50% of employee contributions, up to 6% of the employee’s salary. We also make discretionary contributions, usually on an annual basis, to all of our employees’ 401(k) accounts, including our executive officers. In 2006, we contributed, to each employee and executive officer, an amount equal to 7% of such employee’s salary and bonus for 2006.

In addition, we have non-qualified, unfunded supplemental executive retirement benefit plan arrangements or “Salary Continuation Agreements” in place for certain of our executive officers, including Messrs. Newton and Moss. This plan was designed to enhance our ability to retain highly qualified executives over the long-term. Pursuant to this plan, the company accrues retirement benefits at the levels necessary so that the net present value of the anticipated costs of the salary continuation plan is accrued at the time the officer reaches normal retirement age. The program also includes provisions for voluntary termination, involuntary termination, termination for cause, disability, death, and change in control. Refer to the pension benefits table and the post-termination narrative for more detail.

Perquisites and Other Benefits

We offer our executive officers perquisites consistent with industry practices in comparable banks, as well as broad-based employee benefits such as medical, dental, disability, and life insurance coverage.

Compensation of Directors and Executive Officers

Employment Agreements

No employment agreements exist between, or among, the company, the bank, and any employee or director of either the company or the bank. However, we are currently in the process of negotiating employment agreements with Mr. Newton and Mr. Moss.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our principal executive officer and principal financial officer (the “named executive officers”) during the fiscal year ended December 31, 2006. There were no other executive officers for the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (2)	Change in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($)	All Other Compensa- tion ($) (3)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Tracy R. Newton CEO of the Company and the Bank	2006	$225,000	$96,097	$7,993	$120,752	$47,119	$496,961
Joseph T. Moss, Jr. President, COO and Principal Financial Officer of the Company and the Bank	2006	275,000	82,369	58,068	73,174	85,334	573,945

(1)	Salaries reflected herein were effective as of January 1, 2006.

(2)	Column (e) includes amounts recognized as expense by the Company during 2006 without considering estimated forfeitures. Expense is recognized in years during which the option vests. Because of the vesting features of the awards and options, the 2006 expense includes grants from 2001 through 2006. Valuation assumptions for the purposes of calculating the expense are included in the company’s Annual Report on Form 10-K for 2006.

(3)	All other compensation in Column (g) includes the following amounts:

	401(K) Match (4)	Profit Sharing (4)	Other Compensa- tion (5)	Totals
Tracy R. Newton CEO of the Company and the Bank	$6,750	$22,477	$17,892	$47,119
Joseph T. Moss, Jr. President, COO and Principal Financial Officer of the Company and the Bank	3,558	14,067	67,709	85,334

(4)	Paid in January 2007 for amounts earned in 2006.

(5)	See following narrative for itemization.

Our company maintains a 401(k)/Profit Sharing Plan whereby the company matched half of the 401(k) deferrals for all employees (up to a total match of half of 6% of base pay) and contributed 7% of salaries and bonus as profit sharing in 2006. Both components are available to all employees who work at least 30 hours per week, have worked at least 1000 hours and have been with the company more than one year.

Other compensation for Mr. Newton also includes medical insurance coverage of $16,269, and personal use of the company’s vehicle valued at $1,620.

Other compensation for Mr. Moss also includes a housing allowance of $38,200, medical insurance coverage of $19,909, and an automobile allowance in the amount of $9,600.

Grants of Plan-Based Awards

The following table details the plan-based incentive grants made to the executive officers during fiscal year 2006.

Name	Grant Date	Approval Date	All Other Option Awards: Number of Securities Underlying Options (#) (1) (2)	Exercise or Base Price of Option Awards ($/Sh) (3)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)
Tracy R. Newton	5/23/2006	5/23/2006	5,740	$19.97	$19.75	$40,295
Tracy R. Newton	5/23/2006	5/23/2006	5,760	19.75	19.75	39,629
Joseph T. Moss, Jr.	1/3/2006	6/24/2005	15,000	18.07	18.05	87,600
Joseph T. Moss, Jr.	5/23/2006	5/23/2006	10,000	19.97	19.75	70,200

(1)	Each stock option is exercisable for one share of the company’s common stock. Stock options vest at a rate of 20% per year over a five year period, beginning on the first anniversary of the date of the grant.

(2)	During 2006, the company granted incentive stock options to the extent permitted by Internal Revenue Code regulations with the remainder being nonqualified stock options.

(3)	Market value as defined by the company’s 1997 Incentive Stock Option plan was the closing price of the company’s stock on the date of grant. Market value as defined by the company’s 2003 Stock Option Plan was the average of the high and low price of the company’s stock on the date of grant.

Outstanding Equity Awards at Year End

The following table details all outstanding equity grants for the executive officers as of December 31, 2006.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c )	(d)	(e)	(f)
Tracy R. Newton	5,425	—	$	$3.64	6/1/2007
Tracy R. Newton	—	5,760		19.75	5/23/2016
Tracy R. Newton	—	5,740		19.97	5/23/2016
Joseph T. Moss, Jr.	7,000	28,000		16.00	7/11/2015
Joseph T. Moss, Jr.	—	15,000		18.07	1/3/2016
Joseph T. Moss, Jr.	—	10,000		19.97	5/23/2016

(1)	Stock options outstanding granted to Tracy Newton in the amounts of 5,760 and 5,740; options granted to Mr. Moss in the amounts of 15,000 and 10,000 are also discussed in the Summary Compensation Table (column e) and the Grants of Plan-Based Awards table (column d).

The following table provides information as of December 31, 2006 regarding our three equity compensations plans: the 1997 Employee Stock Incentive Plan, the 1997 Directors’ Non-Qualified Stock Option Plan and the 2003 Stock Option Plan, each of which has been approved by our shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (2)
Equity Compensation Plans Approved by Shareholders	456,675	$13.35	12,760
Equity Compensation Plans Not Approved by Shareholders	—	0.00	—

Total	456,675	$13.35	12,760

(1)	Includes options outstanding of 160,945 issued to employees under the 1997 Employee Stock Incentive Plan, 143,490 issued to directors from the 1997 Directors’ Non-Qualified Stock Option Plan as well as 124,240 and 28,000 options outstanding issued to employees and directors, respectively from the 2003 Stock Option Plan.

(2)	All remaining available securities are in the 2003 Stock Option Plan.

Option Exercises and Stock Vested

The following table provides information with respect to option exercises during 2006 by each of the named executive officers.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
(a)	(b)	(c)
Tracy R. Newton	25,000	$509,091
Joseph T. Moss, Jr.	—	—

(1)	Value realized is the difference between the fair market value of the securities underlying the options and the exercise price on the date of exercise.

Pension Benefits

The following table provides information about our pension plan for 2006, for each named executive officer.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Tracy R. Newton	Appalachian Community Bank Salary Continuation Plan	12	$189,763	$—
Joseph T. Moss, Jr.	Appalachian Community Bank Salary Continuation Plan	—	79,174	—

(1)	The present value is determined by following Accounting Principles Board Opinion No. 12 and a 7% discount rate.

The company and the bank have entered into salary continuation agreements with Messrs. Newton and Moss. The agreements provide for an annual supplemental retirement benefit to be paid to each of the executives in 12 equal monthly installments for a period of 15 years, beginning with the month immediately after the month in which the executive attains the normal retirement age, which is age 65 for Mr. Moss, and age 62 for Mr. Newton, or the date upon which the executive completes 20 years of service with the company or the bank. The projected annual retirement benefit is $227,000 for Mr. Newton and $220,000 for Mr. Moss. The present value of the accumulated benefit for each executive is the accrual balance as of December 31, 2006. Mr. Newton is also party to a salary continuation agreement as a director of the company, which is discussed below under the caption “Director Compensation.”

The agreements also provide for lump-sum payments upon the executive’s voluntary early termination for reasons other than death, disability, termination for cause or following a change in control equal to the executive’s accrued balance (as defined in the agreement) existing at the end of the previous plan year. Upon the executive’s separation from service because of disability or a change in control (as those terms are defined in the salary continuation agreement) before normal retirement age, the executive will receive the normal projected retirement benefit, beginning with the month immediately after the month in which the executive attains the normal retirement age, in 12 equal monthly installments for a period of 15 years. In the event of pre-retirement death, or death during payment of any benefit under the agreement, the designated benefits shall be paid to Mr. Newton’s beneficiary or, as the case may be, his estate. However, if the executive is terminated for cause, commits suicide or materially misstates any fact on any life insurance policy owned by the bank, or, if during certain periods following termination of employment, competes with the company, all benefits payable under the plan will be forfeited.

Potential Benefits Upon Termination or Change in Control

As discussed above under the caption “Pension Benefits”, Messrs. Newton and Moss are parties to salary continuation agreements with the company and the bank, which agreements provide certain termination benefits (also discussed above). Except for benefits provided by the salary continuation agreements, neither Mr. Newton nor Mr. Moss are parties to any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments in the event of termination or upon a change in control.

Director Compensation

The company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. The following table provides information concerning compensation earned by the board of directors during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	Total ($)
(a)	(b)	(c)		(d)	(e)
Alan S. Dover	$29,300	$7,968	(3)	$18,139	$55,407
Charles A. Edmondson	35,100	7,968	(3)	10,102	53,170
Roger E. Futch	37,800	7,968	(3)	9,845	55,613
Joseph C. Hensley	38,000	7,968	(3)	10,560	56,528
Frank E. Jones	36,600	7,968	(3)	10,400	54,968
J. Ronald Knight	37,100	8,174	(4)	22,625	67,899
Tracy R. Newton	18,000	—	(5)	11,615	29,615
Kenny D. Warren	32,700	7,968	(3)	17,847	58,515

	$264,600	$55,982		$111,133	$431,715

(1)	Amounts in column (b) do not include director retainer and meeting fees deferred under the Director Deferred Fee Plan.

(2)	The present value of the salary continuation plan is determined by following Accounting Principles Board Opinion No. 12 and a 7% discount rate.

(3)	Includes amounts expensed under FAS 123R during the year ended December 31, 2006 for 7,500 options granted at a fair value of $6.88, and 4,000 options granted at a fair value of $7.02.

(4)	Includes amounts expensed under FAS 123R during the year ended December 31, 2006 for 7,800 options granted at a fair value of $6.88, and 4,000 options granted at a fair value of $7.02.

(5)	Mr. Newton’s option awards are included in the Summary Compensation Table (column e).

The same individuals who serve as directors of the company also served as directors of the bank. In 2006, each non-employee director received $12,000 as a retainer to serve as director of the company, $20,000 as a retainer to serve as director of the bank, and $100 for each regular committee meeting attended, with the chairman of the board receiving an additional $9,000 retainer annually and the chairman of the Audit Committee receiving an additional $3,000 retainer annually in addition to the committee meeting attendance fee. Mr. Newton, our only employee director, received $12,000 as a retainer to serve as a director of the company and $6,000 as a retainer to serve as a director of the bank. Additionally, in May 2006, each of the outside directors (with the exception of Ronald Knight) was granted options to purchase 7,500 shares of common stock, at an exercise price of $19.75 per common share under the 1997 Directors’ Non-qualified Stock Option Plan and options to purchase 4,000 shares of common stock, at an exercise price of $19.97 per common share under the 2003 Stock Option Plan. Ronald Knight was granted options to purchase 7,800 shares of common stock, at an exercise price of $19.75 per common share under the 1997 Directors’ Non-qualified Stock Option Plan and options to purchase 4,000 shares of common stock, at an exercise price of $19.97 per common share under the 2003 Stock Option Plan. The options vest in five equal annual installments commencing on the first anniversary of the date of grant, and have a term of 10 years.

The annual retainer and meeting fees are payable in cash or may be deferred under Appalachian Community Bank’s Director Deferred Fee Plan. During 2006, Mr. Dover, Mr. Knight and Mr. Warren elected to defer a portion of their retainer and fees. Mr. Newton had deferred a portion of his retainer in previous years, but elected not to defer in 2006. Interest is credited to the deferral account balance at an annual rate determined by the return of average assets of the company, compounded annually at the end of the plan year and immediately prior to any payments. Excess interest earned is the amount that is deemed unreasonable by the Internal Revenue service. For 2006, the directors’ accumulated deferrals earned interest at a rate of 8.5%, and the reasonable rate for 2006 was 6% or less. Excess interest earned for 2006 was $2,281, $2,343, $2,281 and $328, for Mr. Dover, Mr. Knight, Mr. Warren and Mr. Newton, respectively.

All directors are participants in the Appalachian Community Bank Director Salary Continuation Plan. This plan provides specified benefits to each of the directors, as members of a select group which contributes materially to the continued growth, development and future business success of the bank and the company. Generally, when a director retires at age 70, or has completed 20 years of service as a director, the bank will pay a fixed benefit amount in equal monthly installments commencing on the first day of the month following the retirement date. This benefit will be paid for each of the 10 consecutive 12 month periods next following the retirement date. The benefits start at $18,000 annually and increase 3% per year for a total annual benefit of $24,190.

The Salary Continuation Plan also contains provisions that provide for accelerated vesting upon a change in control, disability, or early termination. The Salary Continuation Plan also contains a provision that, if the director is terminated for cause, commits suicide or materially misstates any fact on any life insurance policy owned by the bank, or, if during certain periods following termination of employment, competes with the company, that these benefits will be forfeited. The director shall also have the right to designate a beneficiary to receive any benefits payable under the agreement.

Compensation Committee Report

The compensation committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, has recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2007 Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for 2006. This report is provided by the following directors, who comprise the committee:

Roger E. Futch

J. Ronald Knight

Kenneth D. Warren

Security Ownership of Certain

Beneficial Owners and Management

General

The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of April 3, 2007. Unless otherwise indicated, the business address for each beneficial owner below is 822 Industrial Boulevard, Ellijay, Georgia 30540.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Appalachian Bancshares, Inc. Employees’ Savings and Profit Sharing Plan	393,312	(3)	7.55%
Alan S. Dover	110,915		2.12
Charles A. Edmondson	125,200		2.40
Roger E. Futch	119,453	(4)	2.29
J. Keith Hales	1,615	(5)	*
Joseph C. Hensley	108,721	(6)	2.09
Frank E. Jones	79,300	(7)	1.51
J. Ronald Knight	155,961	(8)	2.99
Joseph T. Moss, Jr.	27,900	(9)	*
Tracy R. Newton	197,189	(10)	3.78
Kenneth D. Warren	133,350		2.55

All directors and executive officers as a group (10 persons)	1,059,604		19.42

*	Constitutes less than 1% of the outstanding shares.

(1)	The information contained in this table with respect to common stock ownership reflects “beneficial ownership” as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, which includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of common stock that the individual has the right to acquire on or before June 2, 2007 (60 days from April 3, 2007), through the exercise of options granted under the 1997 Directors’ Non-Qualified Stock Option Plan, the 1997 Employee Stock Incentive Plan, or the 2003 Stock Option Plan. The number of shares underlying options that may be exercised on or before June 3, 2007 is as follows: (i) Mr. Dover – 29,300 shares; (ii) Mr. Edmondson – 2,300 shares; (iii) Mr. Futch – 2,300 shares; (iv) Mr. Hales – 1,000 shares; (v) Mr. Hensley – 2,300 shares; (vi) Mr. Jones – 41,020 shares; (vii) Mr. Knight – 2,360 shares; (viii) Mr. Moss – 12,000 shares (ix) Mr. Newton – 7,725 shares; (x) Mr. Warren – 27,270 shares; and (xi) all directors and executive officers as a group (ten persons) – 157,575 shares.

(2)	For each individual, this percentage is determined by assuming the named person exercises all options which he has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 5,208,611 shares of common stock outstanding on April 3, 2007.

(3)	The Appalachian Bancshares, Inc. Employees’ Savings and Profit Sharing Plan is a defined contribution 401(k) Employee Stock Ownership Plan, established for the exclusive benefit of eligible employees of the company and its subsidiaries (the “401(k) Plan”). The company, as Trustee of the Employer Stock Fund, a component of the 401(k) Plan, has the sole power to vote, or direct the vote of, 393,312 shares of the company’s common stock held in the Employee Stock Fund of the 401(k) Plan. Similarly, the company, as Trustee of the Employer Stock Fund, has the sole power to dispose of, or direct the disposition of, 393,312 shares of the company’s common stock. Consequently, the company’s board of directors has the sole power to vote and dispose of, or direct the vote and disposition of, the shares of common stock held by the 401(k) Plan. A majority vote of the board of directors, where a quorum is present, is required to exercise these powers. The address of the 401(k) Plan is P.O. Box G, 829 Industrial Boulevard, Ellijay, Georgia 30540.

(4)	Includes 880 shares held jointly by Mr. Futch and his son, 8,140 shares held by Mr. Futch’s spouse, as to which Mr. Futch disclaims beneficial ownership, and 11,858 shares held by Mr. Futch and his spouse as custodians for minor grandchildren, as to which Mr. Futch disclaims beneficial ownership.

(5)	Includes 615 shares held by Mr. Hales’ individual retirement account.

(6)	Includes 56,521 shares held jointly by Mr. Hensley and his spouse.

(7)	Includes 8,800 shares held by Mr. Jones’ individual retirement account, as well as 1,210 shares held jointly by Mr. Jones and Robert F. Jones.

(8)	Includes 6,556 shares held by Mr. Knight’s spouse, as to which Mr. Knight disclaims beneficial ownership, and 2,200 shares held by Mr. Knight’s spouse as custodian for his minor daughter, as to which Mr. Knight disclaims beneficial ownership.

(9)	Includes 1,000 shares held by Mr. Moss as custodians for his minor children, and 5,700 shares held by Mr. Moss’s individual retirement account.

(10)	Includes 24,939 shares held by Mr. Newton’s individual retirement account.

Meetings and Committees of the Board of Directors

The company’s Board of Directors presently consists of eight members. During the year ended December 31, 2006, the Board of Directors of the company held 11 meetings and the Board of Directors of Appalachian Community Bank held 15 meetings. All of the directors of the holding company attended at least 75% of the aggregate of the board meetings and committee meetings on which such board members served during this period, and all of the directors of bank attended at least 75% of the aggregate of the board and committee meetings on which such board members served during this period. We have adopted a policy which requires our directors to attend the annual shareholders meeting absent unusual or extenuating circumstances. All eight of our directors attended the annual meeting last year. The Board of Directors has also implemented a process for shareholders of the company to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may so do by writing to Joseph C. Hensley, Secretary of the company, at Appalachian Bancshares, Inc., 822 Industrial Boulevard, Ellijay, Georgia 30540. The Secretary has been instructed by the Board to compile all such communications and to deliver them periodically to the addressees indicated thereon. The Secretary will not screen or edit such communications, but will deliver them in the form received from the shareholder.

The company’s Board of Directors has appointed a number of committees, including an audit committee and a corporate governance and executive compensation committee.

Director Independence

Mr. Dover, Mr. Edmondson, Mr. Futch, Mr. Hensley, Mr. Jones, Mr. Knight and Mr. Warren are “independent” directors, based upon the independence criteria set forth in Rule 4350 of the corporate governance listing standards of The NASDAQ Stock Market.

Independent Director Meetings in Executive Sessions

Our independent directors, as defined under the rules of the NASDAQ Stock Market, meet separately from the other directors, at such times as may be deemed appropriate by the independent directors. The independent directors met separately ten times during 2006. Any independent director may call an executive session of independent directors at any time.

Audit Committee

The audit committee is composed of J. Ronald Knight, Frank E. Jones, and Joseph C. Hensley. Our Board has determined that each member of the audit committee is considered “independent” under Rule 4350 of the corporate governance listing standards of The NASDAQ Stock Market. In addition, the Board has determined that each member is financially literate as prescribed by the NASDAQ Stock Market listing standards and that Mr. Hensley qualifies as an audit committee financial expert under the SEC rules. The audit committee met 16 times in 2006.

The audit committee has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, and determining that all audits and examinations required by law are performed. The audit committee recommends to the Board the appointment of the independent accountants for the next fiscal year, reviews and approves the auditor’s audit plans, and reviews with the independent accountants the results of the audit and management’s responses. A copy of the audit committee charter was attached as Appendix A to the proxy statement for our 2006 Annual Meeting of Shareholders. The charter outlines the committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit committee reports its findings to the Board of Directors.

Report of the Audit Committee of the Board

The audit committee has reviewed and discussed with management and the independent auditors the audited financial statements of the company for fiscal year 2006. The audit committee has discussed with the independent auditors of the company the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors their independence from the company and its management.

In reliance on the review and discussions referred to above, the audit committee recommended to the company’s Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for fiscal year ended December 31, 2006 for filing with the SEC.

Respectfully submitted,

The Audit Committee

Joseph C. Hensley
Frank E. Jones
J. Ronald Knight

Corporate Governance and Executive Compensation Committee

Our corporate governance and executive compensation committee, which we also refer to as the compensation committee, is composed of Roger E. Futch, Kenneth D. Warren and J. Ronald Knight, who serves as chairman. None of the members currently serves, or during the past three years has served, as an executive officer of an entity where any of the company’s executive officers served on the compensation committee. Each member is considered “independent” under Rule 4350 of corporate governance listing standards of The NASDAQ Stock Market.

The committee, which met 16 times during 2006, has the responsibility of approving the hiring and termination of members of senior management. In addition, the committee administers the company’s bonus and incentive plans and makes recommendations to the full Board of Directors with respect to any changes to such plans. The committee also reviews the compensation of all directors and employees, including the company’s chief executive officer, and approves all executive compensation packages proposed by the company’s chief executive officer. The committee also approves the company’s personnel policies.

Nomination of Directors

Our board of directors has elected not to have a nominating committee. Rather, the Board is of the view that the independent members of the Board, as defined under Rule 4350 of corporate governance listing standards of The NASDAQ Stock Market, shall identify, evaluate and nominate candidates for election to the Board. The company has no formal nominating process or written nominating committee charter. The company believes that this is adequate for a community financial institution such as the company. Our independent directors shall continue to assess the composition of the Board of Directors, on a regular and continuing basis, and to utilize both internal and external resources, including shareholder communications, as it deems necessary or desirable to identify and evaluate potential nominees. For directors previously elected by shareholders to serve on the Board and whose terms of service are expiring, the independent directors consider whether to recommend to the Board the nomination of those directors for re-election for another term of service. As we continue to grow, we may reconsider the need for, and establish, a nominating committee.

The independent directors also consider whether to recommend to the Board the nomination of persons to serve as directors whose nominations have been recommended by shareholders provided the following procedures are followed by shareholders in submitting recommendations:

•	Shareholder nominations must be delivered in writing to the Secretary of the company;

•	Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years

(including employer names and a description of their business) and such person’s other board memberships, if any; and

•	The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders.

Submissions should be delivered to the Secretary of the company not less than 60 days prior to the first anniversary of the date on which the company first mailed its proxy materials for the prior year’s annual shareholders meeting. Any submissions received after such date will not be considered until the following year’s annual shareholder meeting.

In evaluating potential director nominees, the company’s independent directors use a variety of criteria to evaluate the qualifications and skills necessary for members of our Boards. While no single factor is determinative, the following factors are considered by the nominating committee in considering any potential nominee:

Experience (in one or more of the following):

•	High-level leadership experience in business or administrative activities;

•	Breadth of knowledge about issues affecting the company and its subsidiaries;

•	The ability and willingness to contribute special competencies to Board activities; and

•	The ability to read and understand financial statements.

Personal Attributes:

•	Personal integrity;

•	Loyalty to the company and concern for its success and welfare;

•	Willingness to apply sound and independent business judgment;

•	Awareness of a director’s vital role in the company’s good corporate citizenship and its corporate image;

•	Availability for meetings and consultation on company matters;

•	Contacts within the community; and

•	The willingness to assume Board and fiduciary responsibilities.

The company does not pay a third party to assist in identifying and evaluating candidates. However, if and when deemed appropriate by the Board, a professional search firm may also be utilized to identify qualified candidates.

Code of Ethics

We have adopted a Code of Ethics that is specifically applicable to our senior financial officers, including our principal financial officer, and our principal accounting officer. We have also adopted a Code of Business Conduct and Ethics for all of our directors, officers and employees. Copies of each of these codes are available without charge to shareholders upon request to the secretary of the company, at 822 Industrial Boulevard, Ellijay, Georgia 30540.

Auditing and Related Fees

Independent Public Accountants

Mauldin & Jenkins, LLC (“Mauldin & Jenkins”) served as our independent accountants for the fiscal year ended December 31, 2006. We have selected Mauldin & Jenkins to serve as our independent accountants for the year ending December 31, 2007. We expect that a representative from this firm will be present and available to answer appropriate questions at the annual meeting and will have an opportunity to make a statement if he or she desires to do so.

Change in Independent Public Accountants

On June 29, 2005, the Audit Committee dismissed Schauer Taylor Cox Vise & Morgan, P.C. (“Schauer Taylor”) as the company’s independent public accountants. Schauer Taylor’s audit report on the company’s financial statements, for the fiscal year ended December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal year ended December 31, 2004, and the interim period from January 1, 2005 through June 29, 2005, there were no disagreements between the company and Schauer Taylor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schauer Taylor, would have caused Schauer Taylor to make reference to the subject matter of the disagreement(s) in connection with its report on the consolidated financial statements for such periods.

We provided Schauer Taylor with a copy of the above disclosures and filed, together with our current report on Form 8-K regarding this matter (filed with the SEC on July 1, 2005), a letter from Schauer Taylor to the SEC, dated July 1, 2005, stating its agreement with such statements.

On July 15, 2005, the Audit Committee engaged Mauldin & Jenkins as the company’s new independent registered public accounting firm. During the year ended December 31, 2004 and through July 14, 2005, neither the company nor anyone on its behalf consulted Mauldin & Jenkins regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company’s financial statements, in each case where written or oral advice was provided that Mauldin & Jenkins concluded was an important factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or a reportable event (both as defined in Item 304 of Regulation S-K).

Audit Fees

Audit Fees. The aggregate fees billed for professional services rendered by Mauldin & Jenkins for the audit of the company’s annual financial statements and review of financial statements included in the company’s quarterly reports on Form 10-Q were $139,275 for fiscal year 2006 and $146,226 for fiscal year ended 2005.

The aggregate fees billed for professional services rendered by Schauer Taylor for the audit of the company’s annual financial statements and review of financial statements included in the company’s quarterly reports on Form 10-Q were $44,995 for fiscal year 2005.

Audit-Related Fees. The aggregate fees billed by Mauldin & Jenkins for audit-related fees beyond those reported in the previous paragraph, were $38,500 for fiscal year 2006 and $-0- for fiscal year 2005, respectively. These fees relate to review of filings with the SEC, information system examinations, examination of the company’s 401(k) Plan, and general accounting assistance and advice.

The aggregate fees billed by Schauer Taylor for audit-related fees were $12,750 for fiscal year 2006 and $57,446 for fiscal year 2005. These fees relate to review of filings with the SEC, information system examinations, examination of the company’s 401(k) Plan, and general accounting assistance and advice.

Tax Fees. The aggregate fees billed for professional services rendered by Mauldin & Jenkins for tax compliance and advice, preparation of the company’s annual corporate income tax returns, and interim tax analyses were $18,905 for fiscal year 2006 and $14,000 for fiscal year 2005.

The aggregate fees billed for professional services rendered by Schauer Taylor for tax compliance and advice, preparation of the company’s annual corporate income tax returns, and interim tax analyses were $-0- for fiscal year 2006 and $15,450 for fiscal year 2005.

All Other Fees. The aggregate fees billed for products and services provided by Mauldin & Jenkins, other than those reported in the three previous paragraphs, were $-0- for fiscal year 2006 and $-0- for fiscal year 2005.

The aggregate fees billed for products and services provided by Schauer Taylor, other than those reported in the three previous paragraphs, were $6,013 for fiscal year 2006 and $14,975 for fiscal year 2005. These fees relate to assistance in filing reports with the SEC, assistance with the company’s annual proxy statement, assistance with the company’s Federal Reserve reports and clerical services.

All services described above were pre-approved by the Audit Committee.

Compensation Committee Interlocks and Insider Participation

Our board of directors has a compensation committee composed of Messrs. Futch, Knight and Warren. No member of the compensation committee was an officer or employee of the company or any of its subsidiaries during the year ended December 31, 2006, or was formerly an officer or employee of the company or any of its subsidiaries. Our Chief Executive Officer, however, did participate in deliberations regarding other executive officers. He was not involved in any decisions regarding his own compensation. In addition, during 2006, the bank purchased telecommunication, internet, cable and advertising services from Ellijay Telephone Company. Mr. Futch serves as executive vice president and chief operations officer of Ellijay Telephone Company. Amounts paid to Ellijay Telephone Company in 2006 amounted to $458,587.

Certain Relationships and Related Transactions

Interests of Management and Others in Certain Transactions

We enter into banking and other transactions in the ordinary course of business with our directors and officers and their affiliates. It is our policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. We do not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. None of such loans outstanding to directors or officers, members of their families or companies or firms with which they are associated was non-performing as of December 31, 2006. Total loans outstanding to all directors and executive officers of the company and the bank, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $17.5 million at December 31, 2006. We intend for all of our transactions with our affiliates to be on terms no less favorable to us than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.

During 2006, the bank purchased telecommunication, internet, cable and advertising services from Ellijay Telephone Company. Roger E. Futch, one of our directors, serves as executive vice president and chief operations officer of Ellijay Telephone Company. Amounts paid to Ellijay Telephone Company in 2006 amounted to $458,587.

During 2006, the bank used A.S. Dover Construction, Inc. (“A.S. Dover”) as a grading and paving contractor for our new community center and new office building. A.S. Dover is owned by Alan S. Dover, one our directors, who served as the chief executive officer of A.S. Dover. Joseph C. Hensley, also one our directors, serves as vice president of A.S. Dover. Amounts paid to A.S. Dover in 2006 amounted to $191,158.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

As required by Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers, and certain other individuals, are required to report periodically their ownership of our common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to us, it appears that all such reports for these persons were filed in a timely fashion during 2006.

Shareholder Proposals for 2008 Annual Meeting

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2008 Annual Meeting, they must deliver a written copy of their proposal to our principal executive offices no later than December 21, 2007. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials. A copy of the bylaws is available upon written request. Notices of intention to present proposals at the 2007 Annual Meeting of shareholders should be addressed to Joseph C. Hensley, Secretary, Appalachian Bancshares, Inc., 822 Industrial Boulevard, Ellijay, Georgia 30540.

Any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must comply with our bylaws. It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in our proxy materials, must be delivered to our Secretary, in writing, not less than 60 days, and not more than 90 days, prior to the first anniversary of the preceding year’s annual meeting.

ANNUAL REPORT ON FORM 10-K

A copy of our 2006 Annual Report to Shareholders accompanies this proxy statement. The 2006 Annual Report to Shareholders includes a copy of our Annual Report on Form 10-K, including financial statements and any financial statement schedules, as filed with the SEC. Copies of exhibits to the Form 10-K are also available to shareholders upon specific request. Such requests should be directed to Appalachian Bancshares, Inc., 822 Industrial Boulevard, Ellijay, Georgia 30540, Attention: Joseph T. Moss, Jr.

OTHER MATTERS

The Board is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.

By Order of the Board of Directors

/s/ Tracy R. Newton
Tracy R. Newton
Chief Executive Officer

Ellijay, Georgia

April 20, 2007

Appendix A

APPALACHIAN BANCHSHARES, INC.

2007 EQUITY INCENTIVE PLAN

1. Objectives. The Appalachian Bancshares, Inc. (the “Company”) 2007 Equity Incentive Plan (the “Plan”) is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions.

(a) “Award” means an Option, share of Restricted Stock, Restricted Stock Unit or SAR (stock appreciation right) awarded to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b) “Award Agreement” means the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board” means the Board of Directors of Appalachian Bancshares, Inc.

(d) “Cause” means, with respect to termination of a Participant’s employment (or status as a non-employee director), the occurrence of any one or more of the following, as determined by the Committee, in the exercise of good faith and reasonable judgment:

(i) In the case where there is no employment, change in control or similar agreement in effect between the Participant and the Company or any subsidiary at the time of the grant of the Award, or where there is such an agreement but the agreement does not define “cause” (or similar words) or where a “cause” termination would not be permitted under such agreement at that time because other conditions were not satisfied, the termination of an employment due to the (a) willful and continued failure or refusal by the Participant to substantially perform assigned duties (other than any such failure resulting from the Participant’s Disability), (b) the Participant’s dishonesty or theft, (c) the Participant’s violation of any obligations or duties under any employment agreement or arrangement, (d) the Participant’s gross negligence or willful misconduct, or (e) the Participant’s suspension or termination due to the direction of any authorized bank regulatory agency that the Participant be relieved of his or her duties and responsibilities to the Company or any subsidiary.

(ii) In the case where there is an employment, change in control or similar agreement in effect between the Participant and the Company or any subsidiary at the time of the grant of the Award that defines “cause” (or similar words) and a “cause” termination would be permitted under such agreement at that time, the termination of an employment arrangement that is or would be deemed to be for “cause” (or similar words) as defined in such agreement.

(iii) In the case of a non-employee director, the removal of the non-employee director pursuant to a vote of the shareholders of the Company or the removal of a non-employee director pursuant to a direction received from any authorized bank regulatory agency.

No act or failure to act on a Participant’s part shall be considered willful unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

(e) “Change in Control” means the occurrence of any one or more of the following events:

(i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an “Acquiror”) and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by persons who were shareholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(ii) The Company sells all or substantially all of its business and/ or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by persons who were shareholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

(iii) Any person or group (as the terms “person” and “group” are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder) has become the Beneficial Owner of more than 25% of the issued and outstanding shares of voting securities of Company, other than (a) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any subsidiary or (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock in the Company;

(iv) Individuals who are members of the Incumbent Board cease to constitute a majority of the Board. For this purpose, “Incumbent Board” means (a) the members of the Board of Directors of the Company on the Effective Date and (b) any individual who becomes a member of the Board after the Effective Date, if such individual’s election or nomination for election as a Director was approved by the affirmative vote of the then Incumbent Board; or

(v) The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred under paragraphs (i), (ii), (iii), (iv) and (v) above.

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(f) “Common Stock” or “stock” means the authorized and issued or unissued $0.01 par value common stock of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means a committee of the Board composed of two or more independent directors. The Committee shall be the Corporate Governance and Executive Compensation Committee of the Board, unless the Board designates a different qualifying Committee. Except as otherwise determined by the Board, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended, and to permit the Plan to comply with Section 162(m) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements.

(i) “Company” means Appalachian Bancshares, Inc., and any and all successors to it.

(j) “Fair Market Value” means the closing sale price of Common Stock as reported on the NASDAQ Global Market on the indicated date. If no sales of Common Stock were made on said exchange on that date, “Fair Market Value” shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(k) “Incentive Stock Option” means an option to purchase shares of Common Stock which complies with the provisions of Section 422 of the Code.

(l) “Nonstatutory Stock Option” means an option to purchase shares of Common Stock which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(m) “Option” means (1) with respect to an employee, an Incentive Stock Option or Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof and (2) with respect to any non-employee, a Non-Statutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof.

(n) “Participant” means a current, prospective or former employee (including any executive officer or employee director of the Company or a subsidiary), non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

(o) “Plan” means the Appalachian Bancshares, Inc. 2007 Equity Incentive Plan.

(p) “Restricted Stock” means shares of Common Stock granted to a Participant by the Committee pursuant to Section 7 hereof, which are subject to restrictions set forth in an Award Agreement.

(q) “Restricted Stock Unit” means a right to receive one share of Common Stock granted to a Participant pursuant to Section 7, hereof, subject to the restrictions set forth in the Award Agreement.

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(r) “SAR” means a stock appreciation right with respect to one share of Common Stock granted to a Participant pursuant to Section 7 hereof, subject to the restrictions set forth in the Award Agreement.

(s) “Retirement” means the termination of a Participant’s employment on or after age 62.

3. Eligibility. Current and prospective employees (including any executive officer or employee director of the Company or a subsidiary), non-employee directors, consultants or other persons who provide services to the Company or a subsidiary eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.

4. Common Stock Available for Awards.

(a) Number of Shares. Subject to the provisions of Section 14 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 300,000 shares of Common Stock. For all Awards, the shares of Common Stock issued pursuant to the Plan may be authorized but unissued shares, or shares that the Company has reacquired or otherwise holds in treasury.

For purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan, (1) any shares which have been issued as Restricted Stock or Restricted Stock Units which are forfeited to the Company shall be treated, following such forfeiture, as shares which have not been issued; (2) upon the exercise of an SAR granted under the Plan, the full number of SARs granted at such time shall be treated as shares of Common Stock issued under the Plan, notwithstanding that a lesser amount of shares or cash representing shares of Common Stock may have been actually issued or paid upon such exercise; and (3) shares of Common Stock withheld to satisfy taxes and shares of Common Stock used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder.

(b) Incentive Stock Options. Subject to adjustment as provided in Section 14 hereof, the number of shares of Common Stock that are available for Incentive Stock Options shall be determined, to the extent required under applicable tax laws, by reducing the number of shares of Common Stock designated in paragraph(a) directly above by the number of shares of Common Stock issued pursuant to Awards, provided that any shares of Common Stock that are issued under the Plan and forfeited back to the Plan shall be available for issuance pursuant to future Incentive Stock Options.

(c) Securities Law Filings. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Plan Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.

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6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Common Stock is listed, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

7. Awards. The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award including any vesting requirements. In all events, upon the occurrence of a Change in Control, all Awards will become fully vested and immediately exercisable. The type of Awards available under the Plan are those listed in this Section 7.

(a) Stock Option. A grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant. In addition, the Committee may not reduce the purchase price for Common Stock pursuant to an Option after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 14 hereof. Further, an Option may not be exercisable for a period in excess of ten years. An Option may be designated by the Committee in the Award Agreement as a Nonstatutory Stock Option for all Participants or an Incentive Stock Option for Participants who are employees. An Incentive Stock Option, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that Incentive Stock Options shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that Incentive Stock Options shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company). The other restrictions and conditions of the Option will be established by the Committee and set forth in the Award Agreement.

(b) Restricted Stock or Restricted Stock Unit Award. An Award of stock, or in the case of a Restricted Stock Unit, a bookkeeping entry granting a Participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Committee may specify, and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.

(c) SARs. A grant of the right to receive, upon exercise, the difference between the Fair Market Value of a share of Common stock on the date of exercise, and the “Grant Value” of each SAR. The Grant Value shall be not less than 100% of Fair Market Value on the date of grant, as set forth in the Award Agreement. The Committee may not reduce the Grant Value after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 14 hereof. The difference between the Fair Market Value on the date of exercise and the Grant Value, multiplied by the number of SARs exercised (the “Spread”), shall be paid in shares of Common Stock which have a Fair Market Value equal to the Spread, provided , however , that any fractional share shall be paid in cash. Notwithstanding the foregoing, the Company, as determined in the sole discretion of the Committee, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the Spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Committee, which have a Fair Market Value equal to the Spread. The other restrictions and conditions of the SARs will be established by the Committee and set forth in the Award Agreement, provided that the period for which an SAR may be exercisable shall not exceed ten years.

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8. Deferred Payment of Awards. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code, including Section 409A of the Code. Dividends or dividend equivalent rights may only be extended to and made part of any Award of Restricted Stock or Restricted Stock Units, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments of Restricted Stock or Restricted Stock Units.

9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or by means of tendering Common Stock, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the Nonstatutory Stock Option or SAR is exercised or the Restricted Stock vests. In the case of Restricted Stock Units, such stock will be valued when the Restricted Stock Units are paid to a Participant, in the case of income tax withholding, or when the Restricted Stock Units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding. Shares of Common Stock used to satisfy tax withholding obligations shall be treated as issued for purposes of determining the number of shares remaining for grant of Awards pursuant to Section 4 hereof.

11. Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law.

(a) Shareholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent the Board deems necessary or desirable or to comply with applicable laws or the rules of the NASDAQ National Stock Market LLC or any other system or exchange on which the Common Stock are then listed or quoted. Notwithstanding the foregoing, the Board shall obtain shareholder approval to amend the Plan to (i) materially increase the maximum number of shares of Common Stock issuable under the Plan (except for permissible adjustments under Section 14 hereof); (ii) materially increase the benefits accruing to Participants in the Plan; or (iii) materially modify the eligibility requirements for participation in the Plan. In addition, the Board may not reduce the exercise price of an Option or the Grant Value of an SAR without the consent of the Company’s shareholders, except in accordance with the adjustments pursuant to Section 14 hereof.

(b) Effect of Amendment or Termination. No amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then

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living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, except (1) to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code or (2) for adjustments permitted under Section 14 hereof.

12. Termination of Employment or Service. If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 12, all unexercised, deferred and unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, (i) if a Participant’s employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination and (ii) a non-employee director’s Option shall terminate upon the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the Participant’s service as a director. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

(a) Retirement. When a Participant’s employment terminates as a result of Retirement or early retirement, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement or early retirement, and the exercisability and vesting of any Award may be accelerated.

(b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

(c) Death or Disability of a Participant.

(i) In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by applicable law or, absent applicable law, a court of competent jurisdiction.

(ii) In the event a Participant is deemed by the Company to be disabled within the meaning of the Award Agreement, or, absent a definition therein, the Company’s long-term disability plan, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability; provided that, in the case of an Incentive Stock Option or if the Company does not then maintain a long-term disability plan, “disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code, and the date of any such disability shall be deemed to be the day following the alst day the Participant performed services for the Company.

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(iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries.

(iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee’s determinations shall be binding and conclusive on all interested parties.

(d) No Employment or Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment at any time.

13. Nonassignability. Except as provided in subsection (c) of Section 12 and this Section 13, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than Incentive Stock Options, to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of his issue.

14. Adjustments. In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options, Restricted Stock or Restricted Units, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards. All adjustments under this Section 14 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code. Any adjustment, waiver, conversion or other action taken by the Committee under this Section 14 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries.

15. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them. Any notice to a Participant shall be addressed to the Participant at his last known address as it appears on the Company’s records.

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16. Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Georgia without giving effect to its conflicts of law provisions.

18. Effective Date. The Plan shall become effective on May 22, 2007, but no Awards shall be granted unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve months before or after the date the Plan is adopted by the Board. The Plan shall terminate on May 22, 2017, subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

19. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

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PROXY SOLICITED FOR ANNUAL MEETING

OF SHAREHOLDERS OF

APPALACHIAN BANCSHARES, INC.

To be held on May 22, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Joseph C. Hensley and Tracy R. Newton, or any of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Appalachian Bancshares, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at the Gilmer County Bank Conference Center, 824 Industrial Boulevard, Ellijay, Georgia, 30540, at 10:00 a.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: “FOR” Proposal No. l to elect the three identified Class I directors to serve on the Board of Directors each for three-year terms, and “FOR” Proposal No. 2 to approve the 2007 Equity Incentive Plan. If any other business is presented at the meeting, including a motion to adjourn the meeting, this proxy will be voted by the proxies in their best judgment.

1.	PROPOSAL to elect the three identified Class I directors to serve for three year terms.

Alan S. Dover Charles A. Edmondson Roger E. Futch

☐ FOR all nominees listed (except as noted to the contrary below)	☐ WITHHOLD authority to vote for all nominees

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.

2.	PROPOSAL to approve the Appalachian Bancshares, Inc. 2007 Equity Incentive Plan.

☐    FOR                ☐    AGAINST                ☐    ABSTAIN

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Dated:                     , 2007

PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR ON YOUR STOCK CERTIFICATE

Signature of Shareholder

Print Name(s) as listed on the stock certificate

Signature of Shareholder (if held jointly)

NOTE: Where more than one owner is shown on your stock certificate, each owner must sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.